Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-87329) and Form S-8 (No. 333-82085, 333-87313, 333-61634, 333-61636, 333-122490 and 333-128382) of Pennsylvania Commerce Bancorp, Inc. of our reports dated March 13, 2006, relating to the consolidated financial statements, and the effectiveness of Pennsylvania Commerce Bancorp, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania
March 13, 2006